Exhibit 10.3
GUARANTEE AGREEMENT
     This GUARANTEE AGREEMENT (this “Agreement”) dated as of February 22, 2006, is by High River Gold Mines Ltd., a corporation formed under the federal laws of Canada (the “Guarantor”), in favour of ROYAL GOLD, INC., a Delaware corporation (the “Creditor”).
Recitals
     A. Société des Mines de Taparko, also known as SOMITA, SA, a société anonyme formed under the laws of the Republic of Burkina Faso (the “Debtor”) is indebted and liable to the Creditor pursuant to that certain Funding Agreement, dated December 1, 2005, between the Debtor and the Creditor (the “Original Funding Agreement”) as amended by First Amendment to Funding Agreement dated as of February 8, 2006, (the “First Amendment”), and as further amended and restated by Amended and Restated Funding Agreement dated as of February 22, 2006 (as so amended and restated, the “Funding Agreement”). Pursuant to the Funding Agreement, the Creditor agreed to provide funding to the Debtor in the amount of U.S.$35,000,000 to be used in the development of the Project (as defined in the Funding Agreement) in the Republic of Burkina Faso. Except as otherwise specifically noted, all capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Funding Agreement.
     B. The Guarantor is the indirect owner of 90% of the issued and outstanding shares of the Debtor, through one of its subsidiaries. The Government of the Republic of Burkina Faso is the owner of the remaining 10% of the issued and outstanding shares of the Debtor.
     C. In connection with the development of the Project, the Debtor has entered into the Taparko/Bouroum Project Contract Agreement, dated as of February 3, 2006 (the “Construction Agreement”), between Debtor and Senet CC, a corporation formed under the laws of the Republic of South Africa (“Senet”).
     D. Pursuant to Section 4.2 of the Construction Agreement, Senet is obligated to provide Performance Security (as defined in the Construction Agreement) in an amount equal to 10% of the Accepted Contract Amount (as defined in the Construction Agreement) reducing to 5% upon the occurrence of certain events stated therein. The Creditor has required, as a condition precedent to disbursement of the Second Tranche under the Funding Agreement, that the Guarantor provide additional performance security for the obligations of Senet under the Construction Agreement that are the subject of the Performance Security (the “Obligations”), and the Guarantor has agreed to provide the additional performance security.
     E. The board of directors of the Guarantor has determined that (i) the Guarantor will derive substantial direct and indirect benefit from the transactions
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contemplated by the Funding Agreement and the documents related thereto, (ii) the Debtor’s continuing ability to obtain the funding from the Creditor under the Funding Agreement is important to the financial success of the Debtor and the Guarantor, (iii) the Guarantor will derive economic benefit from the financial success of the Creditor, and (iv) it is in the best interests of the Guarantor, and necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor, for the Guarantor to provide additional performance security for the Obligations as provided in this Agreement.
     F. This Agreement is executed and delivered to the Creditor by the Guarantor to induce the Creditor to disburse the Second Tranche to the Debtor under the Funding Agreement and in satisfaction of a condition precedent to the Creditor providing such funding. The Guarantor acknowledges and agrees that the Creditor would not provide the funding to the Debtor under the Funding Agreement unless the Creditor executed and delivered this Agreement.
     G. This Agreement is the document referred to as “Guaranty I” in the Funding Agreement.
Agreement
     For good and valuable consideration, including payment to the Guarantor of the sum of ten dollars, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Creditor as follows:
     1. Guarantee. The Guarantor hereby unconditionally guarantees performance and payment of all amounts up to fifteen percent (15%) of the Accepted Contract Amount, forthwith on demand by the Creditor or any other person, upon the occurrence of any of the events set forth in clauses (a) through (d) of Section 4.2 of the Construction Agreement. The obligation of Guarantor hereunder may be offset by the Retention Money (as defined in the Construction Agreement) and amounts paid or payable by or on behalf of Senet with respect to the Performance Security pursuant to Section 4.2 of the Construction Agreement. This guarantee shall be a continuing guarantee and shall remain in effect until issuance of the Performance Certificate (as defined in the Construction Agreement) pursuant to the Construction Agreement.
     2. Liability Unaffected by Certain Matters. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:
(a)	the lack of validity or enforceability of the Performance Security in whole or in part for any reason whatsoever, including without limitation by reason of prescription, by operation of law or as a result of any applicable statute, law or regulation;
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(b)	any prohibition or restriction imposed in respect of any rights or remedies of any person in respect of the Performance Security, including without limitation any court order which purports to prohibit or suspend the time for payment of the Performance Security or the rights or remedies of the Debtor against Senet under the Construction Agreement or in respect of the Performance Security;

(c)	the lack of validity or enforceability in whole or in part of:
(i)	the Construction Agreement;

(ii)	the Funding Agreement or any other agreement made from time to time between the Debtor and the Creditor;

(iii)	any security given by the Guarantor in favour of the Creditor from time to time;

(iv)	any guarantee given by any person in favour of the Creditor from time to time in connection with or relating to the Debtor, Senet, the Obligations, the Construction Agreement or the Performance Security; or

(v)	any security given by any such guarantor in favour of the Creditor from time to time in connection with any of its or the Debtor’s obligations to the Creditor or the Obligations,
(collectively, the “Documents”);

(d)	any change in the corporate existence, structure, ownership or control of the Guarantor, the Debtor or Senet (including any of the foregoing arising from any merger, consolidation, amalgamation, reorganization or similar transaction); any change in the name, objects, capital stock, constating documents or by-laws of the Guarantor, the Debtor or Senet; or the dissolution, winding-up, liquidation or other distribution of the assets of the Guarantor, the Debtor or Senet, whether voluntary or otherwise;

(e)	the Debtor’s, Senet’s or the Guarantor’s becoming insolvent or bankrupt or subject to any proceeding under the provisions of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or any similar law in the Republic of Burkina Faso or the Republic of South Africa, the arrangement provisions of applicable corporate legislation, any legislation similar to the foregoing in any other jurisdiction, or any legislation enacted substantially in replacement of any of the foregoing, or the Creditor’s voting in favour of any proposal, arrangement or compromise in connection with any of the foregoing;
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(f)	the failure or neglect of the Debtor to demand performance of the obligations of Senet under the Construction Agreement or payment in connection with the Performance Security by Senet, any guarantor or any other person;

(g)	the valuation by the Creditor of any security held in respect of the obligations of Senet under the Construction Agreement, which shall not be considered as a purchase of such security or as payment on account of such obligations;

(h)	any right or alleged right of set-off, combination of accounts, counterclaim, appropriation or application or any claim or demand that the Debtor or the Guarantor may have or may allege to have against the Creditor; or

(i)	any other circumstances which might otherwise constitute a legal or equitable defence available to, or complete or partial discharge of, the Guarantor in respect of this Agreement.
     3. Liability Unaffected by Actions of Creditor. The liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by anything done, suffered or permitted by the Creditor in connection with the Debtor, the Guarantor or any obligations of Senet under the Construction Agreement. For greater certainty and without limiting the generality of the foregoing, without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantor under this Agreement, and without notice to or the consent of the Guarantor, the Creditor may from time to time:
(a)	receive payments in respect of the Obligations and payments of the Performance Security;

(b)	amend, renew, waive, release or terminate any Document or any provisions thereof in whole or in part from time to;

(c)	settle, compromise, waive, release or terminate the obligations of the Debtor or Senet in whole or in part from time to time;

(d)	grant time, releases and discharges to the Guarantor;

(e)	take, refrain from taking or release guarantees from other persons in respect of obligations of the Debtor or Senet;

(f)	refrain from demanding payment from or exercising any rights or remedies in respect of any guarantor of the obligations of the Debtor or Senet;
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(g)	apply all monies received from any person or from the proceeds of any security to pay such part of the obligations of the Debtor or Senet as the Creditor may see fit, or change any such application in whole or in part from time to time, notwithstanding any direction which may be given regarding application of such monies by any person; and

(h)	otherwise deal with the Debtor, Senet, any guarantor of the obligations of the Debtor or Senet or any other person and any security held by the Creditor in respect of the obligations of the Debtor or Senet, as the Creditor may see fit in its absolute discretion.
     4. Liability Unaffected by Failure of Creditor to Take, Hold or Enforce Security. The Guarantor agrees that the Guarantor has provided this Agreement to the Creditor on the express understanding that the Creditor has no obligation to obtain any security from any other person to secure payment or performance of any of the Obligations; and if the Creditor in its absolute discretion obtains any such security from any other person, the Creditor shall have no obligation to continue to hold such security or to enforce such security. The Guarantor shall not be entitled to rely on or benefit from, directly or indirectly, any such security which the Creditor may obtain. In furtherance of the foregoing, the liability of the Guarantor hereunder shall be absolute and unconditional irrespective of, and shall not be released, discharged, limited or otherwise affected by:
(a)	the loss of or failure by the Creditor to register, perfect or maintain any security given by the Guarantor or other persons in respect of the Obligations, whether intentionally or through failure, neglect or otherwise;

(b)	the failure or neglect of the Creditor to enforce any security held in respect of the Guarantor or in respect of any other guarantor of the Obligations;

(c)	the Creditor’s having released, discharged, compromised or otherwise dealt with any such security in any manner whatsoever (and for greater certainty the Creditor shall not be bound to exhaust its recourse against any other persons or enforce any security held in respect of the Obligations or take any other action or legal proceeding before being entitled to payment from the Guarantor under this Agreement, and the Guarantor hereby waives all benefits of discussion and division); or

(d)	the enforcement by the Creditor of any such security in an improvident or commercially unreasonable manner (including the sale or other disposition of any assets encumbered by such security at less than the fair market value thereof) whether as a result of negligence, recklessness or wilful action or inaction on the part of the Creditor or otherwise, and regardless of any duty which the Creditor might have to the Guarantor under applicable law (including applicable personal property security legislation) in respect of the enforcement of any such security.
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     5. Waivers. No delay on the part of the Creditor in exercising any of its options, powers, rights or remedies, or any partial or single exercise thereof, shall constitute a waiver thereof. No waiver, modification or amendment of this Agreement or of any such options, powers, rights or remedies shall be deemed to have been made unless made in writing and signed by an authorized officer of the Creditor, and any such waiver shall apply only with respect to the specific instance involved, and shall not impair the rights of the Creditor or the liability of the Guarantor hereunder in any other respect or at any other time.
     6. Foreign Currency Obligations. The Guarantor shall make payment hereunder in United States dollars (the “Required Currency”). If the Guarantor makes payment hereunder in any other currency (the “Payment Currency”), such payment shall constitute satisfaction of the said liability of the Guarantor hereunder only to the extent that the recipient of such payment is able to purchase Required Currency with the amount of the Payment Currency received from the Guarantor on the date of receipt, in accordance with such recipient’s normal practice; and the Guarantor shall remain liable hereunder for any deficiency.
     7. Withholding Taxes. Except as otherwise required by law, each payment by the Guarantor hereunder shall be made without withholding for or on account of any present or future tax imposed by or within the jurisdiction in which the Guarantor is domiciled, any jurisdiction from which the Guarantor makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is required by law, the Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received (after payment of such taxes including any taxes on such additional amount paid) is equivalent to the amount which would have been received if no amounts had been withheld.
     8. Representations and Warranties. The Guarantor represents and warrants to the Creditor as follows, and acknowledges that the Creditor is relying on such representations and warranties as a basis for maintaining the extension of credit to the Debtor under the Funding Agreement:
(a)	the Guarantor is duly incorporated, existing and in good standing under the laws of its jurisdiction of incorporation; it has full corporate power, authority and capacity to enter into and perform its obligations hereunder; all necessary action has been taken by its directors or shareholders and otherwise to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; the Guarantor has, to the extent required by law, disclosed to its shareholders all information required with respect to the delivery of this Agreement; there is no provision in any shareholder agreement which restricts or limits its powers to enter into or perform its obligations under this Agreement; and none of the execution or delivery of this Agreement, or compliance with the
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provisions of this Agreement conflicts with, or results in a breach of its charter documents or by-laws; and
(b)	none of the execution or delivery of this Agreement, or compliance by the Guarantor with the provisions of this Agreement conflicts with or results in a breach of any agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of the Guarantor’s assets are bound or affected, or requires the consent of any other person (other than any consents which have been obtained).
     9. Revival of Indebtedness and Liability. If at any time all or any part of any payment previously applied to any portion of the Obligations is rescinded or returned for any reason whatsoever, whether voluntarily or involuntarily (including, without limitation, as a result of or in connection with the insolvency, bankruptcy or reorganization of the Debtor or the Guarantor, or any allegation that any person received a payment in the nature of a preference), then to the extent that such payment is rescinded or returned, such portion of the Obligations shall be deemed to have continued in existence notwithstanding such initial application, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such portion of the Obligations as though such payment had not been made.
     10. Restrictions of Right of Subrogation. The Guarantor agrees not to exercise or enforce any right of indemnity, exoneration, contribution, reimbursement, recourse or subrogation against Senet, the Debtor or any other guarantor of the Obligations, or as to any security therefor, unless and until all of the Obligations have been paid and satisfied in full, and all obligation of the Guarantor hereunder have been extinguished.
     11. Expenses. The Guarantor agrees to pay to the Creditor, forthwith on demand by the Creditor, all expenses (including legal fees on a solicitor and his own client basis) incurred by the Creditor in connection with the preservation or enforcement of any of the Creditor’s rights and remedies hereunder.
     12. Notices. Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered in the same manner as provided for notices under the Funding Agreement to the addresses set forth below the signature blocks in this Agreement.
     13. Severability. If any provision of this Agreement shall be invalid or unenforceable, all other provisions hereof shall remain in full force and effect and all changes rendered necessary by the context shall be deemed to have been made.
     14. Interpretation. This Agreement shall be construed as if all changes in grammar, number and gender rendered necessary by the context have been made. As used in this Agreement, “person” includes an individual, corporation, partnership, joint
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venture, trust, unincorporated association or any government, crown corporation or governmental agency or authority or any combination of the foregoing.
     15. Further Assurances. The Guarantor agrees, at the Guarantor’s own expense, to promptly execute and deliver or cause to be executed and delivered to the Creditor, upon the Creditor’s request from time to time, all such other and further documents, agreements, opinions, certificates and instruments as are required under this Agreement or as may be reasonably requested by the Creditor if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein and pursuant to the Pledge of Securities of even date (the “Pledge”) between Creditor and Guarantor.
     16. Entire Agreement; Amendments; Conclusive Delivery. This Agreement and the Pledge constitute the entire agreement between the Guarantor and the Creditor relating to the subject matter hereof, and no amendment of this Agreement shall be effective unless made in writing and executed by the Guarantor and the Creditor. Possession by the Creditor of an original executed copy of this Agreement shall constitute conclusive evidence that:
(a)	this Agreement was negotiated, executed and delivered in Denver, Colorado, and executed and delivered by the Guarantor to the Creditor free of all conditions;

(b)	there is no agreement or understanding between the Creditor and the Guarantor that this Agreement was delivered in escrow or is not intended to be effective until the occurrence of any event or the satisfaction of any condition;

(c)	the Creditor has not made any representation, warranty, statement or promise to the Guarantor regarding the Creditor’s intention to obtain any security in respect of the Obligations or guarantees from other persons in respect of the Obligations, the circumstances under which the Creditor may enforce this Agreement, the manner in which the Creditor might enforce this Agreement or any other matter which might conflict with any provision expressly set out herein; and

(d)	there is no representation, warranty, statement, promise, understanding, condition or collateral agreement between the Creditor and the Guarantor relating to this Agreement or the subject matter of this Agreement, other than as expressly set out herein.
     17.     Governing Law.
(a)	This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario. Notwithstanding the foregoing, for
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the purpose of legal proceedings, this Agreement has been negotiated, executed and delivered in Denver, Colorado.
(b)	EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF, AT THE ELECTION OF CREDITOR, ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN THIS SECTION 17(b). EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)	GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN SAID COURTS BY THE MAILING THEREOF IN ACCORDANCE WITH SECTION 13 OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ROYAL GOLD TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
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(d)	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)	EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     18. Successors and Assigns. This Agreement shall enure to the benefit of the Creditor and its successors and assigns, and shall be binding on the Guarantor and its successors and assigns; “successors” includes any entity resulting from the merger of an entity with any other entity. Without limiting the generality of the foregoing, if the Creditor assigns or transfers all or any portion of the Obligations and this Agreement or any interest therein to any other person, such person shall thereafter be entitled to the benefit of this Agreement to the extent of the interest so transferred or assigned, and the Obligations or portion thereof or interest therein so transferred or assigned shall be and shall remain part of the “Obligations” hereunder.
     19. Legal Advice. The Guarantor acknowledges that the Guarantor has had ample opportunity to review and consider this Agreement, fully understands the provisions hereof and has received legal advice from the Guarantor’s solicitors in connection with this Agreement. The Guarantor represents and warrants that it has consulted with its legal counsel regarding all waivers under this Agreement.
     20. Receipt of Copy of Agreement. The Guarantor hereby acknowledges receipt of a copy of this Agreement.
Execution Page Follows
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     This Agreement has been executed and delivered by the Guarantor as of the dated first written above.

HIGH RIVER GOLD MINES LTD.

By:

Name:

Title:

By:

Name:

Title:

Guarantor’s Address for Notices and Service:

1200 — 155 University Avenue
Toronto, Ontario
M5H 3B7

Fax no. 416-360-0010

with a copy to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza, 40 King Street W.
Toronto, Ontario M5H 3C2
Attention: David Poynton
Fax no. 416-644-9348

Creditor’s Address for Notices and Service:

1600 Wynkoop Street
Suite 1000
Denver, Colorado
USA 80202-1132
Attention: President
Fax no. 303-595-9385
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